Exhibit 10.9

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this “Agreement”) is made effective as of [•], 2021 (“Effective Date”) by and between Integral Acquisition Corporation 1, a Delaware Corporation (“Integral”), and [•], a [•] company formed in [•] (the “Consultant”). Consultant and Integral are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”

WHEREAS, Integral is a special purpose acquisition company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”);

WHEREAS, Integral seeks to engage Consultant to assist Integral in identifying target companies and providing other services as described herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Integral and Consultant agree as follows:

1. Engagement Term.

a. Initial Term; Renewals. Integral hereby engages Consultant, and Consultant hereby accepts such engagement and agrees to serve as a Consultant to Integral, upon the terms and conditions set forth herein, for an initial term of three (3) months commencing on the Effective Date1. The term of this engagement shall automatically renew for subsequent one-month terms until the date either Party terminates the engagement in accordance with this Agreement. The period between the Effective Date and termination of this Agreement shall be referred to as the “Term.”

b. Renewal Upon Closing of Business Combination. In the event Integral closes an Initial Business Combination with a target in the [cryptocurrency or blockchain industry (a “Blockchain Merger Partner”)] and Consultant has made a Significant Contribution (as defined below) thereto, then the Term shall be renewed for a term of 12 months from the day of the closing of the Initial Business Combination2 at a flat monthly fee of $[•] ([•] Dollars).

c. Termination of Services. Either Party may terminate the Services under this Agreement for any reason by providing thirty (30) days’ advance written notice to the other Party (a “Termination Notice”). Upon such termination (initiated by either Integral or Consultant), the Consultant shall be paid promptly following the termination date a pro-rated monthly retainer for the final month or portion thereof during which Consultant provided Services.

d. For the purposes of this Agreement, the Consultant shall be deemed to have made a “Significant Contribution” to the merger of Integral with a [Blockchain Merger Partner] in any of the following cases:

i.

If the Consultant was continuously engaged by Integral and, at the time of signing of a letter of intent with the [Blockchain Merger Partner], neither party has sent a Termination Notice to the other party; or

ii.

If, at the time of the merger with the [Blockchain Merger Partner], the Consultant has incurred more than [•] billable hours working for Integral under the terms of this Agreement with respect to such merger partner; or

iii.

If the Consultant has provided Integral with the primary introduction to the [Blockchain Merger Partner] (in which case, such [Blockchain Merger Partner] shall be added to Schedule A annexed hereto); or

iv.	If Integral lists the [Blockchain Merger Partner] on Schedule A annexed hereto.

2. Services. Integral retains Consultant as an independent contractor to perform the services as described herein (the “Services”) to Integral. Consultant shall not, during the Term, provide similar services to any other special purpose acquisition company, blank check company, or similar entity that seeks to engage in a business combination with an entity in the [cryptocurrency or blockchain industry]. The Services to be performed include the following:

a.	Providing expert advice concerning [cryptocurrency and blockchain technology];

[1]	Integral to confirm
[2]	Integral to confirm

b. Advising Integral as to the efficacy and value of potential acquisition targets’ [cryptocurrency and blockchain technology];

c. Upon the closing of a business combination, providing general business and strategic advice in the areas of it expertise; and

d. Such other services as are reasonably requested by Integral to permit it to consummate a merger with a [Blockchain Merger Partner].

3. Payment.3 As compensation for any and all services Consultant performs for Integral, or any of its affiliates, officers, directors, shareholders, or agents, Integral shall compensate Consultant for Consultant’s performance of the Services as follows:

a. Monthly Retainer. Integral shall pay Consultant a monthly retainer in the amount of $[•] ([•] Dollars) per month on the first day of each month of the Term. Consultant shall bill against the retainer each month at the rate of $[•] ([•] Dollars) per hour.

b. Additional Hours. Consultant shall provide an invoice to Integral for the hours it has provided Services, including those hours that exceed ten per month, on the fifth day of the month following the month in which the Services are provided. Integral shall pay Consultant’s invoice for Services satisfactorily performed by the fifteenth day of the month in which Integral receives the Consultant’s invoice, or ten days after Integral receives Consultant’s invoice, whichever is later.

c. Bonus. In the event Integral closes an Initial Business Combination with a [Blockchain Merger Partner] and Consultant has made a Significant Contribution thereto, Consultant shall receive a bonus in the amount of $[•] ([•]Dollars). Such bonus shall be paid within three business days after the closing of an Initial Business Combination. In the event that Integral closes an Initial Business Combination with a [Blockchain Merger Partner] and Consultant has not made a Significant Contribution thereto, the parties shall negotiate in good faith a reasonable bonus with respect to the transaction, taking account of Consultant’s contribution, if any, thereto.

d. Expenses. Consultant will bear its own expenses of providing the Services. Integral shall reimburse Consultant for reasonable expenses for interstate or international travel, which expenses must be pre-approved in writing by Integral before being incurred.

4. Consultant’s Independent Contractor Status. In performing the Services hereunder, Consultant shall be an independent contractor. Nothing in this Agreement shall be deemed to create an employer-employee relationship, partnership, or joint venture, between Consultant and Integral, or any of Integral’s affiliates. Consultant’s employees shall not be eligible to participate in any compensation plan, or any employee benefit plan or program of Integral or any of its affiliates, including, but not limited to, any retirement, pension, profit sharing, group insurance, health insurance or similar plans that have been or may be instituted by Integral for the benefit of its employees. Except as otherwise required by law, Integral shall not withhold any sums from amounts payable to Consultant under of this Agreement for social security or other federal, state or local tax liabilities or contributions or any similar taxes or government contributions, and all such withholdings, liabilities, and contributions shall be solely Consultant’s responsibility. Consultant shall provide for any workers’ compensation

[3]	Client to confirm

insurance and make any contributions required for New York or other state’s disability benefits and paid family leave insurance requirements. Except as otherwise expressly provided in this Agreement, all of Consultant’s activities during the consulting engagement will be at Consultant’s own risk, and Consultant shall have sole responsibility for arrangements to guard against physical, financial, and other risks, as appropriate. Consultant understands and agrees that if any court or government agency should classify Consultant’s employees or agents as employees of Integral under any law or regulation, Consultant’s employees or agents shall remain ineligible to participate in any compensation, retirement, pension, profit sharing, group insurance, health insurance or other employee benefit plans of Integral or any of its affiliates, and Consultant expressly waives any right to claim any such any such benefits on behalf of its employees or agents.

5. Confidentiality; Return of Materials.

a. Consultant may not, during or subsequent to the term of this Agreement, without the prior written consent of Integral, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as defined below) pertaining to the business of Integral, or any of its affiliates (collectively referred to in this section as “Integral”), except (i) while in the business of and for the benefit of Integral or (ii) when required to do so by a court of competent jurisdiction. Except as expressly provided below, Consultant agrees that all non-public and proprietary information, whether oral, written, via computer disk or electronic media or otherwise, to which Consultant is given access by Integral or is made available to Consultant by Integral in connection with performance of Services under the Agreement is referred to as “Confidential Information.” Upon the termination of this Agreement for any reason whatsoever or at any time upon request, Consultant agrees to return promptly or destroy all copies of the Confidential Information in Consultant’s possession or under Consultant’s control, in whatever form it exists, without retaining any copies thereof.

b. Inasmuch as any breach of this Section 5 may result in immediate and irreparable injury to Integral, it is recognized and agreed that Integral shall be entitled to equitable relief, including a temporary restraining order and preliminary injunctive relief without being required to post a bond or undertaking, and specific performance, in addition to all other remedies available at law.

6. Exclusivity/Non-Compete. The Consultant hereby agrees that, with respect to any potential target in the [cryptocurrency or blockchain industry (a “Blockchain Target”)], beginning from the date of this Agreement and for a period ending ninety (90) days after the termination Consultant’s engagement with Integral under this Agreement for any reason, the Consultant will not (A) directly or indirectly, introduce such [Blockchain Target] to any other person in connection with a potential merger, acquisition (whether by equity sale, asset sale or otherwise) or other business combination or equity financing or (B) engage in discussions with, or offer to enter into any agreement, arrangement or understanding with any other person for any alternative acquisition, investment or business combination transaction other than an Initial Business Combination with Integral

7. Waiver of Trust. Reference is made to the final prospectus of Integral, dated as of [•], 2021 and filed with the SEC (File No. 333-257058) on [•], 2021 (the “Prospectus”). Consultant hereby represents and warrants that it has read the Prospectus and understands that Integral has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Integral’s public stockholders (including overallotment shares acquired by Integral’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, Integral may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Integral shares in connection with the consummation of Integral’s Initial Business Combination or in connection with an extension of its deadline to consummate an Initial Business Combination, (b) to the Public Stockholders if Integral fails to consummate an Initial Business Combination within eighteen (18) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes, for working capital, or up to $100,000 to pay dissolution expenses, or (d) to Integral after or concurrently with the consummation of an Initial Business Combination. For and in consideration of Integral entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Consultant hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither Consultant nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Consultant on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Consultant or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Integral and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Integral or its affiliates). Consultant agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Integral and its affiliates to induce Integral to enter in this Agreement, and Consultant further intends and understands such waiver to be valid, binding and enforceable against Consultant and each of its affiliates under applicable law. To the extent Consultant or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Integral or its representatives, which proceeding seeks, in whole or in part, monetary relief against Integral or its representatives, Consultant hereby acknowledges and agrees that Consultant’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Consultant or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Consultant or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Integral or its representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Integral shall be entitled to recover from Consultant and its affiliates the associated legal fees and costs in connection with any such action, in the event Integral prevails in such action or proceeding.

8. Assignment. Consultant’s performance of services under this Agreement is personal in nature and Consultant shall not assign this Agreement nor delegate any of Consultant’s duties or obligations hereunder, without the prior written consent of Integral, and any such purported assignment shall be void.

9. Disputes/Arbitration. In the case of any controversy or claim between the Parties arising out of or related to this Agreement, its application, interpretation or termination, the Parties will work together informally to resolve such dispute, to settle any outstanding obligations of either Party under this Agreement, and to agree on the terms of a termination agreement. If the Parties cannot reach resolution within 90 days, the dispute will be submitted to and resolved finally by arbitration administered by the American Arbitration Association (the “AAA”) in New York, NY, in accordance with its Commercial Arbitration Rules (except as modified below), and judgment on the award rendered in any arbitration may be entered in any court having jurisdiction over the Parties. Unless otherwise agreed by the Parties with respect to a particular dispute, the matter will be heard by a single arbitrator. Except as otherwise provided for in this Agreement, each Party shall be responsible for its own attorneys’ fees in connection with the arbitration, but Integral shall be responsible for the full amount of the arbitrator’s and AAA’s fees.

10. Limitations of Liability. In no event shall either Party be liable to the other Party for any special, incidental, indirect or consequential damages of any kind in connection with this Agreement or the performance of the Services, provided, however, that this limitation of liability will not apply to any of the following: (i) a Party’s breach of its confidentiality obligations to the other Party; or (ii) breach of Section 6 or 7 of this Agreement; or (iii) any gross negligence or willful misconduct by a Party.

11. Taxes. Consultant has the sole responsibility for any tax obligations relating to payments made under this Agreement.

12. Miscellaneous

a. Consultant agrees to notify Integral promptly in writing if there is pending or threatened litigation against Consultant before any court, governmental body, agency or official or any arbitrator, that in any way relates to or interferes or could interfere with Consultant’s performance of the obligations under this Agreement and, in that regard, Consultant further agrees to provide Integral with such further information relating to such action, suit or proceeding as Integral may reasonably require.

b. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to or application of principles of conflicts of law.

c. All notices required or permitted under this Agreement will be by electronic mail and will be deemed given upon receipt.

d. No change or amendment to this Agreement will be binding unless in writing and signed by the Parties. The failure of a Party to enforce any provision of this Agreement on any occasion shall not operate as a waiver of the right to enforce that or any other provision of this Agreement on any other occasion. No waiver of any provision of this Agreement or the performance thereof shall be effective unless in writing signed by the Party making such waiver.

e. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter of this Agreement and supersedes all prior understandings or agreements with respect thereto, provided, however, that the [Confidentiality/Exclusivity Agreement] between the Parties dated [•], 2021 shall remain in full force and effect.

f. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement shall nonetheless survive and be enforced to the fullest extent permitted by law. The provisions of Sections 5 (Confidentiality; Return of Materials), 6 (Exclusivity), 7 (Waiver of Trust), 9 (Disputes/Arbitration), 10 (Limitations of Liability), 11 (Taxes) and 12 (Miscellaneous) shall survive the termination of this Agreement.

. . . . . . . . . . . . . . . . .

The Parties hereby execute this Agreement as of the Effective Date of this Agreement.

[•]		Integral Acquisition Corporation 1

By:		By:
	[•]		Enrique Klix
	[•]		Chief Executive Officer and Director

Schedule A

To Consulting Agreement

Listed Targets

1.	[•]